CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 28, 2026 and August 29, 2026, relating to the consolidated financial statements and financial highlights of Catalyst Insider Buying Fund, Catalyst Energy Infrastructure Fund, Catalyst/MAP Global Equity Fund, Catalyst Tactical Allocation Fund (formerly, Catalyst/Lyons Tactical Allocation Fund), Catalyst Dynamic Alpha Fund, Catalyst Systematic High Income Fund (formerly, Catalyst/Warrington Strategic Program Fund), Catalyst Systematic Alpha Fund, Catalyst/Aspect Enhanced Multi-Asset Fund, Catalyst Nasdaq-100 Hedged Income Fund (formerly, Catalyst Nasdaq-100 Hedged Equity Fund), Catalyst/Millburn Hedge Strategy Fund, Catalyst Buffered Shield Fund, Catalyst Insider Income Fund, Catalyst Enhanced Income Strategy Fund, Catalyst/MAP Global Balanced Fund, Catalyst/CIFC Senior Secured Income Fund, Catalyst/SMH High Income Fund, Catalyst/SMH Total Return Income Fund, Eventide Balanced Fund, Eventide Core Bond Fund, Eventide Dividend Growth Fund, Eventide Exponential Technologies Fund, Eventide Gilead Fund, Eventide Healthcare & Life Sciences Fund, Eventide Large Cap Focus Fund, and Eventide Limited-Term Bond Fund, each a series of Mutual Fund Series Trust, which are included in Form N-CSR for the year ended June 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Greenwood Village, Colorado

October 26, 2026